UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2013

Fisher Communications, Inc.

(Name of Registrant as Specified in Its Charter)

Washington	000-22439	91-0222175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 206-404-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 6, 2013, Fisher Communications, Inc. (“Fisher” or the “Company”) held a special meeting of Fisher’s shareholders (the “Special Meeting”) to, among other things, consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of April 11, 2013 (the “Merger Agreement”), by and among Fisher, Sinclair Broadcast Group, Inc. (“Sinclair”) and Sinclair Television of Seattle, Inc. (“Merger Sub”), providing for the merger of Merger Sub with and into Fisher (the “Merger”) with Fisher continuing as the surviving corporation and becoming a wholly owned subsidiary of Sinclair (the “Merger Proposal”). At the Special Meeting, Fisher’s shareholders voted to approve the Merger Proposal. Fisher’s shareholders also voted to approve an adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement (the “Adjournment Proposal”), but such adjournment was deemed unnecessary. Fisher’s shareholders also voted to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that may be payable to Fisher’s named executive officers in connection with the consummation of the Merger under existing arrangements between Fisher and such officers (the “Golden Parachute Compensation Proposal”). The Merger Proposal, the Adjournment Proposal and the Golden Parachute Compensation Proposal are described in detail in Fisher’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2013.

At the Special Meeting, 7,530,581 shares of Fisher’s common stock, representing approximately 85% of the total number of shares of Fisher’s common stock entitled to vote, were represented by the holders thereof or by proxy.

The voting results for each of the proposals are as follows:

Merger Proposal:

6,816,178	642,081	72,322
FOR	AGAINST	ABSTAIN

Adjournment Proposal:

6,636,451	874,442	19,688
FOR	AGAINST	ABSTAIN

Golden Parachute Compensation Proposal:

6,828,559	628,147	73,875
FOR	AGAINST	ABSTAIN

Item 8.01	Other Events.

On August 6, 2013, Fisher issued a press release announcing the results of the shareholder votes at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. The forward-looking statements contained in this communication, including, among other things, statements related to the proposed merger involving the Company and Sinclair, involve risks and uncertainties and are subject to change based on various important factors, including uncertainties as to the satisfaction of the closing conditions to the proposed merger, including timing and receipt of regulatory approvals, the respective parties’ performance of their obligations under the merger agreement relating to the proposed merger, and other factors affecting the execution of the transaction. There can be no assurance that the proposed merger will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s most recently filed Form 10-Q, and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this communication. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Fisher Communications, Inc., dated August 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: August 6, 2013	By:	/s/ Christopher J. Bellavia
Name: Christopher J. Bellavia
Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Fisher Communications, Inc., dated August 6, 2013.